As filed with the Securities and Exchange Commission on November 30, 2010

Registration No. 333-135388

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware	27-2496053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12900 Snow Road

Parma, Ohio 44130

(216) 676-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GRAFTECH INTERNATIONAL LTD. 2005 EQUITY INCENTIVE PLAN

UCAR Carbon Savings Plan

GrafTech International Ltd. Management Stock Incentive Plan (Original Version)

GrafTech International Ltd. 1995 Equity Incentive Plan

GrafTech International Ltd. Management Stock Incentive Plan (Senior Version)

GrafTech International Ltd. 1996 Mid-Management Equity Incentive Plan

GrafTech International Ltd. Management Stock Incentive Plan (Mid-Management Version)

(Full title of the plan)

John D. Moran, Esq.

Vice President, General Counsel & Secretary

GrafTech International Ltd.

12900 Snow road

Parma, Ohio 44130

(216) 676-2397

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

M. Ridgway Barker, Esq.

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, Connecticut 06901

(203) 324-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

In connection with its previously announced acquisition of Seadrift Coke L.P. (“Seadrift”) pursuant to that certain Agreement and Plan of Merger, dated as of April 28, 2010, by and among GrafTech International Ltd. (formerly known as GrafTech Holdings Inc.) (“New GrafTech”), GrafTech Holdings Inc. (formerly known as GrafTech International Ltd.) (“Old GrafTech”), GrafTech Delaware I Inc., GrafTech Delaware II Inc., Seadrift and certain partners of Seadrift (the “Merger Agreement”), New GrafTech became the parent company of Old GrafTech. The change in holding company organizational structure was effected by a merger pursuant to Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company structure without a vote of stockholders. In accordance with the terms of the Merger Agreement, each outstanding share of Old GrafTech common stock, par value $.01 per share, was converted into one share of New GrafTech common stock, par value $.01 per share, having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as a share of Old GrafTech common stock.

This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by New GrafTech of Registration No. 333-135388, filed by Old GrafTech with the Securities and Exchange Commission (the “Commission”) on June 28, 2006. That registration statement covers shares issued pursuant to awards made or to be made under the GrafTech International Ltd. 2005 Equity Incentive Plan (the “2005 Plan”). It also covers awards made on or prior to May 25, 2005 under the GrafTech Management Stock Incentive Plan (Original Version), the GraftTech Management Stock Incentive Plan (Senior Version), the GrafTech Management Stock Incentive Plan (Mid-Management Version), the GrafTech 1995 Equity Incentive Plan and the GrafTech 1996 Mid-Management Equity Incentive Plan (the “Frozen Plans”). That registration statement also covers 1,000,000 shares to fund contributions to the Savings Plan. Those shares are contributed at pay dates for the applicable payroll periods, at fair market value on the date of contribution.

In accordance with Rule 414, New GrafTech, as the successor issuer, expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing the original registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified by Part I of this registration statement to participants in the Plans, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

We make available copies of the documents incorporated by reference in Item 3 of this registration statement and the documents required to be delivered to employees pursuant to Rule 428(b) under the Act, without charge, upon written or oral request. Such requests should be directed to:

GraftTech International Ltd.

12900 Snow Road

Parma, Ohio 44130

Attention: Investor Relations Department

Telephone: (216) 676-2000

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Exchange Act. Our filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Commission at, and obtain a coy of any such document by mail from, the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room and its charges. Our reports and proxy statements and other information relating to us can also be read and copied at the NYSE located at 11 Wall Street, New York, New York 10005, (212) 656-3000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We have filed the following documents with the Commission pursuant to the Exchange Act and hereby incorporate them by reference herein:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 23, 2010 (the “2009 Form 10-K”).

(b) Our amendment to the 2009 Form 10-K on Form 10-K/A, filed with the Commission on March 31, 2010.

(c) Our Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the Commission on April 29, 2010.

(d) Our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the Commission on July 29, 2010.

(e) Our Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Commission on October 28, 2010.

(f) Our Current Reports on Form 8-K filed with the Commission on March 16, 2010, May 26, 2010, October 1, 2010 and November 30, 2010.

(g) The portions of our annual Proxy Statement relating to our Annual Meeting of Stockholders held on May 20, 2010, filed with the Commission on April 9, 2010, that have been incorporated by reference into the 2009 Form 10-K.

(h) The description of our common stock contained in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-167446) filed with the Commission on November 8, 2010.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Pursuant to Rule 12g-3(a) of the Exchange Act, New GrafTech is the successor issuer with respect to the above documents previously filed by Old GrafTech with the Commission and incorporated by reference herein. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

We maintain director’s and officer’s liability insurance policies which indemnify directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. Directors and officers insured under the policies include directors and officers of our subsidiaries.

We have entered into indemnification agreements with our directors and officers. Pursuant to these agreements, each director and officer will be, to the fullest extent permitted by law, entitled to advancement of expenses and to indemnification for all expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable therewith) resulting from any claim against such person arising from the fact that such person is or was a director or officer or is or was serving at our request as a director, officer, employee, trustee, agent or fiduciary of another entity or by reason of anything done or not done by such director or officer in any such capacity.

Under Delaware law, directors of a Delaware corporation can generally be held liable for certain acts and omissions in connection with the performance of their duties to the corporation and its stockholders. As permitted by Delaware law, however, our Amended and Restated Certificate of Incorporation contains a provision eliminating the liability of directors for monetary damages for breaches of their duties to us and our stockholders. This provision does not, however, eliminate liability for:

•	breaches of duty of loyalty to us and our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	transactions from which improper personal benefit is derived; and

•	unlawful declaration of dividends or repurchases or redemptions of shares of capital stock.

This provision applies to officers only if they are directors and are acting in their capacity as directors. Although the issue has not been determined by any court, this provision may have no effect on claims arising under federal securities laws. This provision does not eliminate the duty of care, but only eliminates liability for monetary damages for breaches of such duty under various circumstances. Accordingly, this provision has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a breach of the duty of care. Equitable remedies may not, however, be wholly effective to remedy the injury caused by any such breach.

Our Amended and Restated By-Laws provide that we shall:

•

indemnify each person who is or was involved in any legal proceeding because he is or was a director or officer (or is or was serving at our request as a director, officer, partner, member, manager, employee, agent or trustee of another entity) against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by him or her in connection therewith; and

•	pay the expenses incurred in defending such proceeding in advance of its final disposition,

•	in each case, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent that the provisions of Delaware law so authorizing are broadened, as it may be amended).

Our Amended and Restated By-Laws further provide that:

•	persons entitled to indemnification may bring suit against us to recover indemnification or payments claimed to be due thereunder;

•	if the suit is successful, the expense of bringing the suit will be paid by us;

•

while it is a defense to the suit that the claimant has not met the standards of conduct making indemnification or payment permissible under Delaware law, the burden of proving the defense will be on us; and

•

that neither the failure of our Board to have made a determination that indemnification is proper nor its affirmative determination that indemnification is improper will be a defense to the suit or create a presumption that the claimant has not met such standards of conduct.

In addition, our Amended and Restated By-Laws provide that:

•	the rights to indemnification and payment of expenses so provided are not exclusive of any other similar right that any person may have or acquire under any statute or otherwise;

•	we have the right to enter into indemnification contracts or otherwise arrange for indemnification of directors and officers that may be broader than the indemnification so provided; and

•

we may maintain, at our expense, insurance to protect us and our directors and officers against any expense, liability or loss, whether or not we would have the power to indemnify such directors and officers, against such expense, liability or loss under our Amended and Restated By-Laws or Delaware law.

In addition, the following information is incorporated by reference in this registration statement: Articles Tenth of our Amended and Restated Certificate of Incorporation filed as Exhibit 3.2.0 to our Current Report on Form 8-K filed on November 30, 2010; and Article V of our Amended and Restated By-Laws filed as Exhibit 3.3.0 to our Current Report on Form 8-K filed on November 30, 2010. Article V of those By-Laws also covers directors and officers of our subsidiaries. The provisions of the documents included in the information incorporated by reference above or filed as described above refer to or are based upon Sections 145 and 102(b) of the General Corporation Law of the State of Delaware (the “Law”).

Section 145 of the Law provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Section 102(b) (7) of the Law provides as follows:

“(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: … (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.”

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

(a) The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

5.1*	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

10.1	GrafTech International Ltd. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to our Registration Statement on Form S-8 (Registration No. 333-135388) filed on June 28, 2006).

10.2	Amendment No. 1 to GrafTech International Ltd. 2005 Equity Incentive Plan, dated December 29, 2008 (incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008) (File No. 1-13888).

10.3*	Amendment No. 2 to GraftTech International Ltd. 2005 Equity Incentive Plan, dated as of May 19, 2009.

10.4	Form of Restricted Stock Agreement (Standard Form) (incorporated herein by reference to our Current Report on Form 8-K filed with the Commission on September 6, 2005) (File No. 1-13888).

10.5	Form of Restricted Stock Unit Agreement (incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008) (File No. 1-13888).

10.6	Form of Restricted Stock Agreement (2005 LTIP Version) (incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2007) (File No. 1-13888).

10.7	Form of Amendment to Restricted Stock Agreement 2005-2007 (2005 LTIP Version) (incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008) (File No. 1-13888).

10.8	Form of Performance Share Award (2008 Version) (incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009) (File No. 1-13888).

10.9	Long Term Incentive Plan Award Agreement (2009 Version) (incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2009) (File No. 1-13888).

10.10	Form of Non-Qualified Stock Option Agreement (incorporated herein by reference to our Annual Report on From 10-K for the year ended December 31, 2007) (File No. 1-13888).

Exhibit Number	Description of Exhibit

23.1*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.4*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

23.5*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.6*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

24.2	Power of Attorney for Mary B. Cranston (incorporated herein by reference to Exhibit 24.3 to our registration statement on Form S-8 filed on June 28, 2006 (Registration No. 333-135388)).

24.3	Power of Attorney for Ferrell P. McClean (incorporated herein by reference to Exhibit 24.5 to our registration statement on Form S-8 filed on June 28, 2006 (Registration No. 333-135388)).

24.4	Power of Attorney for Michael C. Nahl (incorporated herein by reference to Exhibit 24.6 to our registration statement on Form S-8 filed on June 28, 2006 (Registration No. 333-135388)).

24.5	Power of Attorney for Craig S. Shular (incorporated herein by reference to Exhibit 24.7 to our registration statement on Form S-8 filed on June 28, 2006 (Registration No. 333-135388)).

24.6	Power of Attorney for Harold E. Layman (incorporated herein by reference to Exhibit 24.8 to our registration statement on Form S-8 filed on June 28, 2006 (Registration No. 333-135388)).

24.7*	Power of Attorney for Randy W. Carson.

24.8*	Power of Attorney for Steven R. Shawley.

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parma, State of Ohio, on the 30th day of November, 2010.

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Mark Widmar
Name:	Mark Widmar
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chief Executive Officer, President &	November 30, 2010
Craig S. Shular	Director (Principal Executive Officer)

/s/ Mark Widmar	Chief Financial Officer & Vice President	November 30, 2010
Mark Widmar	(Principal Financial and Accounting Officer)

*	Director	November 30, 2010
Randy W. Carson

*	Director	November 30, 2010
Mary B. Cranston

*	Director	November 30, 2010
Harold E. Layman

*	Director	November 30, 2010
Ferrell P. McClean

*	Director	November 30, 2010
Michael C. Nahl

*	Director	November 30, 2010
Steven R. Shawley

*By	/s/ Mark Widmar
Mark Widmar,
Chief Financial Officer,
as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

10.3	Amendment No. 2 to GrafTech International Ltd. 2005 Equity Incentive Plan, dated as of May 19, 2009.

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.4	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

23.5	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.6	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

24.7	Power of Attorney for Randy W. Carson.

24.8	Power of Attorney for Steven R. Shawley.